Exhibit 4.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/16/1998
981487908 – 2979987

PENN VIRGINIA

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	FIRST: The name of this Corporation is PENN VIRGINIA HOLDING CORP.

•	SECOND: Its Registered Office in the State of Delaware is to be located at 3513 Concord Pike, Suite 3000 street in the City of Wilmington County of New Castle Zip Code 19803. The Registered Agent in charge thereof is Penn Virginia Holding Corp.

•	THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	FOURTH: The amount of the total authorized capital stock of this corporation is – 0 – Dollars ($ – 0 – ) divided into 1,000 Common shares of no par Dollars ($ – 0 – ) each.

•	FIFTH: The name and mailing address of the incorporator are as follows:

Name Nancy M. Snyder

Mailing Address One Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, PA Zip Code 19087

•	I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 16th day of December, A.D. 1998.

Incorporator

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

PENN VIRGINIA HOLDING CORP. AND

PENN VIRGINIA RESOURCES CORPORATION

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is PENN VIRGINIA HOLDING CORP., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is PENN VIRGINIA RESOURCES CORPORATION, a Virginia corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is PENN VIRGINIA HOLDING CORP.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware company is 1,000 shares of Common Stock, $1.00 par value.

SIXTH: The merger is to become effective on December 31, 1998.

SEVENTH: The Agreement of Merger is on file at 3513 Concord Pike, Suite 3000, Wilmington, DE 19803, the place of business of the surviving corporation.

EIGHTH: A Copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporation.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 18th day of December, A.D., 1998.

PENN VIRGINIA HOLDING CORP.

By:
A. James Dearlove
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/22/1998
981501288 – 2979987

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/23/2001
010418068 – 2979987

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

Penn Virginia Holding Corp. a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is Penn Virginia Holding Corp.

2.	Its registered office in the State of Delaware is located at 2751 Centerville Rd. Suite 310 Street, City of Wilmington, DE Zip Code 19808 County of New Castle the name and address of its registered agent is Delaware Management Services, 2751 Centerville Rd. Ste 310, Wilmington DE 19808.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 12/16/98.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 2001, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2001, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Nancy M. Snyder the last and acting authorized officer hereunto set his/her hand to this certificate this 23rd day of August A.D. 2001.

By:
Authorized Officer

Name:	Nancy M. Snyder
Print or Type

Title:	Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 07/11/2002
020446179 – 2979987

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Penn Virginia Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 11 day of July, 2002.

Vice President	*
(Title)

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.